UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 26, 2008
NAVIGANT CONSULTING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
30 S. Wacker, Chicago, IL 60611
(Address of Principal Executive Offices) (Zip Code)
(312) 573-5600
(Registrant’s telephone number, including area code)
N.A.
(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01 Other Events.
On November 26, 2008, William M. Goodyear, Chairman of the Board of Directors and Chief Executive Officer of Navigant Consulting, Inc. (the “Company”), entered into a Rule 10b5-1 trading plan (the “Plan”) with a broker to sell Company common stock.
Pursuant to the Plan, a maximum of 333,334 shares of common stock may be sold within a predetermined range of dates between December 26, 2008 and February 24, 2009, subject to certain predetermined criteria based on the market price of the Company’s common stock, after which time the Plan will terminate. The Plan may be cancelled as provided in the Plan. Mr. Goodyear entered into the Plan as part of his personal long-term investment strategy for asset diversification.
Any transactions under the Plan will be reported by Mr. Goodyear through Rule 144 filings and individual Form 4 filings with the Securities and Exchange Commission, as appropriate.
The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under the Rule 10b5-1 plan from being executed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: November 26, 2008	By:	/s/ Monica M. Weed
Monica M. Weed
Vice President, General Counsel and Secretary

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